Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-194719, 333-202652, 333-209835 and 333-212954 on Form S-8 of our report dated February 23, 2017, relating to the consolidated financial statements of A10 Networks, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K of A10 Networks, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 23, 2017